SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 8, 1997




                             SMITHFIELD FOODS, INC.

             (Exact name of registrant as specified in its charter)


    DELAWARE                 0-2258               52-0845861

(State or other           (Commission           (IRS Employer
jurisdiction of            File Number)       Identification No.)
incorporation)


         900 DOMINION TOWER
         999 WATERSIDE DRIVE
          NORFOLK, VIRGINIA                            23510

 (Address of principal executive                     (Zip Code)
             offices)


Registrant's telephone number, including area code (757) 365-3000





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ITEM 5.  OTHER EVENTS

         Reference is made to the disclosure appearing in Part I, Item 1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended April 27, 1997, under the caption "BUSINESS - Regulation."

         On August 8, 1997, in United States of America v. Smithfield Foods, Inc. et al. (Civil Case No. 2:96:cv1204), a federal judge for the United States District Court for the Eastern District of Virginia imposed a $12.6 million civil penalty on the Registrant and two of its operating subsidiaries, The Smithfield Packing Company, Incorporated ("Smithfield Packing") and Gwaltney of Smithfield, Ltd. ("Gwaltney"), in a case brought by the U.S. Environmental Protection Agency for violations of the federal Clean Water Act at the Registrant's Smithfield Packing and Gwaltney plants at the Town of Smithfield in Isle of Wight County, Virginia. As discussed in previous filings, most of the violations for which the court imposed a civil penalty were based upon permit exceedences by Smithfield Packing and Gwaltney between 1991 and 1997 which the Registrant asserts were expressly excused for both state and federal purposes by an administrative consent order issued in 1991 by the Virginia State Water Control Board. The Registrant plans to appeal the court's decision promptly to the United States Court of Appeals for the Fourth Circuit in Richmond, Virginia.

         A copy of a news release issued by the Registrant on August 8, 1997 is filed herewith as Exhibit 99.

                            SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           SMITHFIELD FOODS, INC.
                           (Registrant)

                           By:   C. Larry Pope
                           -------------------
                                  (Signature)

                            C. Larry Pope
                            Vice President and Controller



Dated:   August 11, 1997